                                 EXHIBIT 10.118

               LEASE AGREEMENT WITH GLOBAL KNOWLEDGE NETWORK, INC.
                     FOR A PORTION OF WINDY POINT 1 BUILDING

                            WINDY POINT OF SCHAUMBURG

                                  OFFICE LEASE

                                     BETWEEN

                        WINDY POINT OF SCHAUMBURG L.L.C.
                                   as Landlord

                                       AND

                         GLOBAL KNOWLEDGE NETWORK, INC.
                                    as Tenant







Dated: DECEMBER 9, 1999

                                TABLE OF CONTENTS
                                -----------------

1.    DEMISE AND TERM. .....................................................   1

2.    RENT. ................................................................   2
      A.   Definitions. ....................................................   2
           -----------
      B.   Components of Rent. .............................................   3
           ------------------
      C.   Payment of Rent. ................................................   4
           ---------------

3.    USE. .................................................................   5

4.    CONDITION OF PREMISES. ...............................................   5
      A.   Initial Condition ...............................................   5
           -----------------
      B.   Americans With Disabilities Act .................................   5
           -------------------------------

5.    BUILDING SERVICES. ...................................................   6
      A.   Basic Services. .................................................   6
           --------------
      B.   Electricity. ....................................................   7
           -----------
      C.   Telephones. .....................................................   7
           ----------
      D.   Additional Services. ............................................   8
           -------------------
      E.   Failure or Delay in Furnishing Services. ........................   8
           ---------------------------------------

6.    RULES AND REGULATIONS. ...............................................   9

7.    CERTAIN RIGHTS RESERVED TO LANDLORD. .................................   9

8.    MAINTENANCE AND REPAIRS. .............................................  10

9.    ALTERATIONS. .........................................................  10
      A.   Requirements. ...................................................  10
           ------------
      B.   Liens. ..........................................................  11
           -----

10.   INSURANCE. ...........................................................  11
      A.   Tenant's Insurance. .............................................  11
           ------------------
      B.   Mutual Waiver of Subrogation. ...................................  12
           ----------------------------

11.   WAIVER AND INDEMNITY. ................................................  12
      A.   Waiver. .........................................................  12
           ------
      B.   Tenant's Indemnity. .............................................  13
           ------------------
      C.   Landlord's Indemnity. ...........................................  13
           --------------------

12.   FIRE AND CASUALTY. ...................................................  13

13.   CONDEMNATION. ........................................................  14

14.   ASSIGNMENT AND SUBLETTING. ...........................................  14
      A.   Landlord's Consent. .............................................  14
           ------------------
      B.   Standards for Consent. ..........................................  16
           ---------------------
      C.   Recapture. ......................................................  16
           ---------

15.   SURRENDER. ...........................................................  17

16.   DEFAULTS AND REMEDIES. ...............................................  17
      A.   Default. ........................................................  17
           -------
      B.   Right of Re-Entry. ..............................................  17
           -----------------
      C.   Reletting. ......................................................  18
           ---------
      D.   Termination of Lease. ...........................................  18
           --------------------
      E.   Other Remedies. .................................................  18
           --------------
      F.   Bankruptcy. .....................................................  18
           ----------
      G.   Waiver of Trial by Jury. ........................................  18
           -----------------------

17.   HOLDING OVER. ........................................................  19

19.   [Intentionally Deleted). .............................................  20

20.   ESTOPPEL CERTIFICATES. ...............................................  20

21.   SUBORDINATION. .......................................................  21

22.   QUIET ENJOYMENT. .....................................................  21

23.   BROKER. ..............................................................  22

24.   NOTICES. .............................................................  22

25.   MISCELLANEOUS. .......................................................  22
      A.   Successors and Assigns. .........................................  22
           ----------------------
      B.   Entire Agreement. ...............................................  23
           ----------------
      C.   Time of Essence. ................................................  23
           ---------------
      D.   Execution and Delivery. .........................................  23
           ----------------------
      E.   Severability. ...................................................  23
           ------------
      F.   Governing Law. ..................................................  23
           -------------
      G.   Attorneys' Fees. ................................................  23
           ---------------
      H.   Delay in Possession. ............................................  23
           -------------------
      I.   Joint and Several Liability. ....................................  23
           ---------------------------
      J.   Force Majeure. ..................................................  23
           -------------

      K.   Captions. .................................................................  23
           --------
      L.   No Waiver. ................................................................  24
           ---------
      M.   No Recording. .............................................................  24
           ------------
      N.   Limitation of Liability. ..................................................  24
           -----------------------

26.   PARKING. .......................................................................  24

27.   LANDLORD'S TERMINATION OPTION. .................................................  24
      A.   Termination Option. .......................................................  24
           ------------------
      B.   Terms. ....................................................................  25
           -----

28.   RENEWAL OPTION. ................................................................  25
      A.   Renewal Option. ...........................................................  25
           --------------
      B.   Terms. ....................................................................  25
           -----
      C.   Amendment. ................................................................  26
           ---------
      D.   Termination. ..............................................................  26
           -----------




EXHIBIT A - Plan of Premises. ........................................................  A-1
EXHIBIT B - Rules and Regulations. ...................................................  B-1
EXHIBIT C - Work Letter Agreement. ...................................................  C-1
EXHIBIT D - Suite Acceptance Agreement. ..............................................  D-1
EXHIBIT E - Form of Subordination, Non-Disturbance and Attornment Agreement . ........  E-1
EXHIBIT F - Current Janitorial Specifications ........................................  F-1
EXHIBIT G - Form of Letter of Credit .................................................  G-1

                                  OFFICE LEASE

         THIS LEASE is made as of December 9, 1999, between WINDY POINT OF SCHAUMBURG L.L.C., a Delaware limited liability company, having an address at c/o Fifield Realty Corp., 20 North Wacker Drive, Chicago, Illinois 60606 ("Landlord"), and GLOBAL KNOWLEDGE NETWORK, INC., a Delaware corporation, having an address at One Van De Graff Drive, Burlington, Massachusetts 01803 ("Tenant"), for space in the building at 1500 McConnor Parkway, in the office complex known as Windy Point of Schaumburg (such building, including the land upon which the building and related facilities are situated, being herein referred to as the "Building"). The following schedule (the "Schedule") sets forth certain basic terms of this Lease:


                                    SCHEDULE
                                    --------

 1.      Premises: .............................        A)  Suite 500
                                                        B)  Approximately 22,028
                                                            rentable square feet

    Base Rent:
    ---------

                                        2.                      3.
               Year of Term            Annual Base Rent        Monthly Base Rent
               ------------            ----------------        -----------------
                    1                    $371,171.76               $30,930.98
                    2                     382,306.92                31,858.91
                    3                     393,776.16                32,814.68
                    4                     405,589.44                33,799.12
                    5                     417,757.08                34,813.09
                    6                     430,289.88                35,857.49
                    7                     443,198.52                36,933.21
                    8                     456,494.52                38,041.21
                    9                     470,189.28                39,182.44
                    10                    484,295.04                40,357.92

4.     Tenant's Proportionate Share:. ................................................ 11.785%
5.     Security Deposit:. .......................................... $100,000 Letter of Credit
6.     Commencement Date:. ....................................................... May 1, 2000
 7.    Expiration Date:. ...................................................... April 30, 2010
 8.    Brokers:. ........ Fifield Realty Corp., Corporate Realty Advisors and CB Richard Ellis
 9.    Brokerage Agreement:. .............. Agreement dated November 17, 1999 between Landlord and Brokers.

         1. DEMISE AND TERM. Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") described in Item 1 of the Schedule and shown on the plan attached hereto as Exhibit A, subject to the covenants and conditions set forth in this Lease, for a term (the "Term") commencing on the date described in
Item 6 of the Schedule (the "Commencement Date") and expiring on the date (the "Expiration Date") that immediately precedes the tenth anniversary of the Commencement Date, unless terminated earlier as otherwise provided in this Lease (or, if such anniversary of the Commencement Date is not the first day of a calendar month, the Expiration Date shall be the last day of the month in which the tenth anniversary of the Commencement Date occurs). Tenant may occupy the Premises for the conduct of business prior to the Commencement Date, provided such occupancy shall be upon all of the terms and conditions of this Lease other than the obligations to pay Base Rent and Adjustment Rent (as hereinafter defined) for such period prior to the Commencement Date. Tenant shall complete and furnish to Landlord, on or before occupancy of the Premises, the Suite Acceptance Agreement attached hereto as Exhibit D, which shall acknowledge the actual Commencement Date and Expiration Date.

     2.  RENT.

     A.  Definitions. For purposes of this Lease, the following terms shall have
         -----------
the following meanings:

               (i) "Expenses" shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Building. Expenses shall not include: (a) costs of tenant alterations;
     (b) costs of capital improvements (except for costs of any capital improvements made or installed for the purpose of reducing Expenses or made or installed pursuant to governmental requirement or insurance requirement, which costs shall be amortized by Landlord in accordance with sound accounting and management principles); (c) interest and principal payments on mortgages (except interest on the cost of any capital improvements for which amortization may be included in the definition of Expenses) or any rental payments on any ground leases (except for rental payments which constitute reimbursement for Taxes and Expenses); (d) advertising expenses and leasing commissions; (e) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through Adjustment Rent (hereinafter defined); (f) the cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building;(g) legal expenses of negotiating leases, (h) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made, (i) costs of repairs directly resulting from the negligence or willful misconduct of Landlord, its agents or employees, (j) costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants' shares of Expenses and Taxes,(k) fines or penalties incurred due to Landlord's violation of any law and (l) management fees substantially in excess of the management fees then generally charged by managers of comparable office buildings in the Chicago metropolitan area. Expenses shall be determined on a cash or accrual basis, as Landlord may elect (provided Landlord shall not change such method of determining Expenses during the Term).

               (ii) "Rent" shall mean Base Rent, Adjustment Rent and any other sums or charges due by Tenant hereunder.

               (iii) "Taxes" shall mean all taxes, assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall
                                      ----------
     constitute and be included in Taxes. For the purposes of determining Taxes for any given year, the amount to be included for such year (a) from special assessments payable in installments shall be the amount of the installments (and any interest) due and payable during such year, and (b) from all other Taxes shall at Landlord's election either be the amount accrued, assessed or otherwise imposed for such year or the amount due and payable in such year (provided Landlord shall not change such method of determining Taxes during the Term).

               (iv) "Tenant's Proportionate Share" shall mean the percentage set forth in Item 4 of the Schedule which has been determined by dividing the rentable square feet in the Premises (i.e., the number of rentable square feet stated in Item 1B of the Schedule) by the rentable square feet in the Building (i.e., 186,921).

     B.  Components of Rent. Tenant agrees to pay the following amounts to
         ------------------
Landlord at the office of the Building or at such other place as Landlord designates:

               (i) Base rent ("Base Rent") to be paid in monthly installments in the amount set forth in Item 3 of the Schedule in advance on or before the first day of each month of the Term, except that Tenant shall pay the first month's Base Rent upon execution of this Lease.

               (ii) Adjustment rent ("Adjustment Rent") in an amount equal to Tenant's Proportionate Share of (a) the Expenses for any calendar year and
     (b) the Taxes for any calendar year. Prior to each calendar year, Landlord shall estimate the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. After the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year. Within thirty days after receipt of such report, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of Adjustment Rent made by Tenant for such year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired, provided Tenant is not then in Default hereunder, in either case without interest to Tenant.

     C.  Payment of Rent. The following provisions shall govern the payment of
         ---------------
Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if during all or any portion of any year the Building is not fully rented and occupied, Landlord may elect to make an appropriate adjustment of Expenses and/or Taxes for such year to determine the Expenses and/or Taxes that would have been paid or incurred by Landlord had the Building been fully rented and occupied for the entire year and the amount so determined shall be deemed to have been the Expenses and/or Taxes for such year;
(iv) any sum due from Tenant to Landlord which is not paid within five days after its due date shall bear interest from the date due until the date paid at the annual rate of 14% per annum, but in no event higher than the maximum rate permitted by law (the "Default Rate"); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five days after its due date equal to 5% of such payment; (v) if changes are made to this Lease or the Building changing the number of square feet contained in the Premises or in the Building, Landlord shall make an appropriate adjustment to Tenant's Proportionate Share; (vi) Tenant shall have the right, upon reasonable prior written notice to Landlord, to inspect Landlord's accounting records relative to Expenses and Taxes during normal business hours at any time within 60 days following the furnishing to Tenant of the annual statement of Adjustment Rent; and, unless Tenant shall take written exception to any item in any such statement within such 60-day period, such statement shall be considered as final and accepted by Tenant. Tenant must timely pay all Adjustment Rent billed by Landlord pending the outcome of its inspection or any audit of Landlord's accounting records. If Tenant makes such timely written exception, an audit as to the proper amount of Adjustment Rent for such period shall be performed by an independent certified public accounting firm selected by Landlord, but subject to Tenant's reasonable approval, which audit shall be final and conclusive. If the results of such audit reveal that Tenant has overpaid or underpaid Adjustment Rent for the applicable year, Landlord shall pay to Tenant such overpayment or Tenant shall pay to Landlord such underpayment, as applicable, within 30 days after the results of such audit are reported to the parties. Tenant agrees to pay the entire cost of such audit unless it is determined that Landlord's original determination of the Adjustment Rent for the year in issue was in error by more than 5%, in which case Landlord agrees to pay one-half of the cost of such audit; (vii) in the event of the termination of this Lease prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums and

Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination of this Lease; (viii) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule; (ix) Landlord may at any time change the fiscal year of the Building; (x) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and (xi) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate.

     3. USE. Tenant agrees that it shall occupy and use the Premises only as business offices and classrooms for corporate training and technical education of employees of Tenant's clients and for no other purposes (and in no event as an elementary or high school, college or university, vocational school, driving school or other such school). Tenant shall comply with all federal, state and municipal laws, ordinances and regulations and all covenants, conditions and restrictions of record applicable to Tenant's use or occupancy of the Premises. Without limiting the foregoing, Tenant shall not cause, nor permit, any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Premises without the prior written consent of Landlord and then only in compliance with all applicable environmental laws.

     4.  CONDITION OF PREMISES.

     A.  Initial Condition. Tenant's taking possession of the Premises shall be
         -----------------
conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as stated in the Work Letter Agreement attached hereto as Exhibit C.

     B.  Americans With Disabilities Act. The parties acknowledge that the
         -------------------------------
Americans With Disabilities Act of 1990 (42 U.S.C. (S)12101 et seq.) and regulations and guidelines promulgated thereunder, as amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises and the Building. The parties acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises and the Building sufficient to determine whether or not the Premises and the Building in their condition as of the date hereof deviate in any manner from the ADA Accessibility Guidelines ("ADAAG") or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building. Tenant further acknowledges and agrees that to the extent that Landlord prepares, reviews or approves any of plans or specifications relating to leasehold improvements in the Premises, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Notwithstanding anything to the contrary in this Lease, the parties hereby agree to allocate responsibility for Title III compliance as follows: (a) Tenant shall be responsible for all Title III compliance and costs in connection with the Premises, including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (b) Landlord shall perform, and Tenant shall be responsible for the cost of, any so-called Title III "path of travel" requirements triggered by any construction activities or alterations in the Premises. Landlord covenants and agrees that during the Term, Landlord shall cause the ground floor common areas of the Building, the entrances to the Building which provide public access to the Building, and the parking areas serving the Building, to comply with the requirements (as reasonably interpreted from time to time) of Title III. Tenant understands and agrees that the costs and expenses of such compliance shall be included in Expenses. Except as set forth above with respect to Landlord's Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA relating to Tenant or any affiliates or persons or entities related to Tenant (collectively, "Affiliates"), operations of Tenant or Affiliates, or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant's employees.

     5.  BUILDING SERVICES.

     A.  Basic Services. Landlord shall furnish the following services: (i)
         --------------
heating and air conditioning to provide a temperature condition required for comfortable occupancy of the Premises under normal business operations and consistent with the heating and air conditioning services provided in comparable office buildings in and around Schaumburg, Illinois. The heating and air conditioning for the Premises is provided through "heat pumps" which may be controlled by Tenant (i.e., Tenant controls the hours of operation and the temperature settings); (ii) water for drinking, and, subject to Landlord's approval, water at Tenant's expense for any private restrooms and office kitchen requested by Tenant; (iii) men's and women's restrooms at locations designated by Landlord and in common with other tenants of the Building; (iv) daily janitor service in the Premises and common areas of the Building, weekends and holidays excepted, including periodic outside window washing of the perimeter windows in the Premises (the current specifications for the janitor service to be provided by Landlord are attached as Exhibit F, provided Landlord reserves the right to alter such specifications from time to time in Landlord's reasonable discretion);(v) passenger elevator service in common with Landlord and other tenants of the Building, 24 hours a day, 7 days a week; and (vi) freight elevator service (as opposed to routine passenger elevator service) daily between the hours of 7:00 a.m. and 6:00 p.m., weekends and holidays excepted. Tenant must notify Landlord before bringing freight or large items into the Building so Landlord can place pads on the walls of the elevator. If Landlord reasonably believes that Tenant's use of the freight elevator service is inconveniencing other tenants and occupants of the Building, upon five days notice to Tenant, Landlord may thereafter prohibit Tenant from using freight elevator service during one hour in the morning every day (such time to be designated by Landlord in its sole discretion from time to time). Furthermore, if Landlord reasonably believes that Tenant's use of the freight elevator service is still inconveniencing other tenants and occupants of the Building, upon five days notice to Tenant, Landlord may require that Tenant commence making its morning deliveries between 6:00 a.m. and 7:00 a.m. (and Tenant shall be responsible for the costs incurred by Landlord in having an engineer or security guard at the Building during such hours). Finally, if Landlord reasonably believes that Tenant's use of the freight elevator service is still inconveniencing other tenants and occupants of the Building, Tenant must arrange for partial deliveries on Sundays (taking up to four hours) so that all such inconvenience during business days at the start of the week is eliminated (and Tenant shall be responsible for the costs incurred by Landlord in having an engineer or security guard at the Building during such time). At all times that deliveries are being made to the Premises, Tenant shall be responsible for causing the Premises to be accessible for the delivery (and Landlord's engineer or security guard shall not be expected to provide access to the Premises or to guard or protect Tenant's property in the Premises or the Building). In addition to the foregoing, at Tenant's election (and at Tenant's cost, as provided above), Tenant may commence making deliveries at 6:00 a.m. on business days and may make deliveries for up to four hours on Sundays. For purposes of this Section 5.A, "holidays" shall mean New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas, as well as, at Landlord's election, any other day that the majority of comparable office buildings in Schaumburg, Illinois treat as a public holiday.

     B.  Electricity. Electricity shall be distributed to the Premises by the
         -----------
electric utility company serving the Building (as designated by Landlord from time to time) and Landlord shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. Tenant at its cost shall make all necessary arrangements with the electric utility company for metering and paying for electric current furnished to the Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Premises, or the operation of any special air conditioning systems serving the Premises, shall be paid for by Tenant. The heat pumps providing heating and air conditioning services for the Premises draw upon the Building's electric supply (and the costs of such electricity consumed during the Building's standard hours of operation shall be included in Expenses).

     C.  Telephones. Tenant shall be responsible for arranging for its own
         ----------
telecommunications services at the Premises. All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing (which approval shall not be unreasonably withheld, conditioned or delayed), before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord. Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, repair and maintenance in the Building and to restrict and control access to telephone cabinets. If Landlord designates a particular vendor or vendors to provide telephone and data cable installation, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of services therein, and the maintenance thereafter of such wire and cables; and there shall be included in Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). Upon expiration of the Term hereof Tenant shall remove all telephone cables and related wiring installed by or for Tenant which Landlord requests Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telecommunications service to the Premises or the Building.

     D.  Additional Services. The standard hours of operation of the Building's
         -------------------
heating and air conditioning systems are Monday through Friday, 8:00 a.m. to 6:00 p.m., Saturdays, 8:00 a.m. to 1:00 p.m., holidays excepted. If Tenant operates the heating and air conditioning systems serving the Premises beyond the foregoing standard hours of operation, then (i) Tenant shall pay to Landlord for such after-hours use of the heat pumps an amount equal to the product of (x) the number of hours each such heat pump is used (as indicated by the DDC program for the heat pump) multiplied by (y) the then-current hourly charge for operating each heat pump for heating or cooling, as the case may be (which charge shall include Landlord's electric costs, at the rates then charged by the Building's electricity provider, and a reasonable fee to Landlord for maintenance and repair of the heat pumps), and (ii) such operation will activate the Building's fan system, and Tenant shall pay Landlord for such after-hours operation of the Building's fan system at the rate of $16.00 per hour (subject to increase by 3% per year each year of the Term [i.e., such rate will be $16.48 for the second year of the Term, $16.97 for the third year of the Term, $17.48 for the fourth year of the Term, and so on]). Furthermore, if due to an unusual concentration of personnel or machinery in the Premises (compared to typical office use), or an unusually large number of heat pumps serving the Premises (compared to the number of heat pumps serving the other premises in the Building), the heat pumps serving the Premises consume a disproportionate amount of electricity, Tenant shall pay the costs and charges for such excess usage to Landlord. Tenant shall pay all such costs relating to after-hours or excessive use of the heating or air conditioning systems serving the Premises within 10 days after being billed therefor.

     Landlord shall not be obligated to furnish any services other than those stated above in this Section 5. If Landlord elects to furnish services requested by Tenant in addition to those stated above, Tenant shall pay Landlord's then prevailing charges for such services. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such additional service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises. In addition, if Tenant's concentration of personnel or equipment adversely affects the temperature or humidity in the Premises or the Building, Landlord may install supplementary air conditioning units in the Premises; and Tenant shall pay for the cost of installation and maintenance thereof.

     E.  Failure or Delay in Furnishing Services. Tenant agrees that Landlord
         ---------------------------------------
shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Section 25J below, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay any Rent when due, or from any other obligations of Tenant under this Lease. Notwithstanding the foregoing, if as a result of an act or omission of Landlord or any employee of Landlord (as distinguished from an act or omission of Tenant or the occurrence of an event of force majeure [as defined in Section 25J hereof] or the occurrence of a fire or other casualty which is covered by Section 12 hereof), any service to the Premises as described above is not furnished to the Premises and if as a result thereof the Premises, or a "material part" (as defined below) of the Premises, is rendered untenantable or inaccessible for a period of five consecutive business days, and Tenant does not occupy the Premises, or such material part thereof which is rendered untenantable or inaccessible, during such 5-business day period, then as Tenant's sole remedy for such failure to furnish such service, Base Rent and Adjustment Rent payable for such portion of the Premises which Tenant does not so occupy shall abate for the period commencing on the expiration of said five business day period and expiring on the date such service is restored or Tenant is able to resume occupancy of the Premises or such material part thereof, as the case may be. (As used herein, the phrase "material part" shall mean an amount in excess of 20% of the Rentable Area of the Premises.)

     6. RULES AND REGULATIONS. Tenant shall observe and comply and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the rules and regulations listed on Exhibit B attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey such rules and regulations. Landlord shall not be obligated to enforce such rules and regulations against any person, and the failure of Landlord to enforce any such rules and regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith.

     7. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant (except as otherwise provided) and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) to change the name or street address of the Building or the suite number of the Premises (provided that if such change is not required by any governmental or quasi-governmental entity [e.g., the U.S. Postal Service], Landlord shall reimburse Tenant for the cost of replacing stationery then in stock that is rendered obsolete due to such change [not to exceed $2,000]); (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) upon reasonable prior oral or telephonic notice to Tenant at the Premises (excluding emergencies, when no such notice shall be required) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend services or use of common areas, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises;
(e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building;
(f) upon reasonable prior oral or telephonic notice to Tenant at the Premises, to show or inspect the Premises at reasonable times and, if vacated or abandoned, to prepare the Premises for reoccupancy; (g) to install, use and maintain in and through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises; and (h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.

     8. MAINTENANCE AND REPAIRS. Tenant, at its expense, shall maintain and keep the Premises in good order and repair at all times during the Term. In addition, Tenant shall reimburse Landlord for the cost of any repairs to the Building necessitated by the acts or omissions of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, to the extent Landlord is not reimbursed for such costs under its insurance policies. Subject to the preceding sentence, Landlord shall perform any maintenance or make any repairs to the Building as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by any governmental authority or by the order or decree of any court or by any other proper authority.

     9.  ALTERATIONS.

     A.  Requirements. Tenant shall not make any replacement, alteration,
         ------------
improvement or addition to or removal from the Premises (collectively an "alteration") without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, no consent shall be necessary for any decorative or cosmetic alteration (or related alteration) that (i) costs less than $15,000 (provided such alteration is not part of related alterations which cost, in the aggregate, more than $15,000),
(ii) does not require the issuance of a building permit and (iii) does not adversely affect the structural elements of the Building or the base Building mechanical, electrical or plumbing systems, the architectural aesthetics of the Building, the common areas of the Building or the use by other tenants in the Building of their demised premises (provided that even if Landlord's consent is not necessary for such an alteration, the following provisions of this Section 9A shall apply). In the event Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval: (i) detailed plans and specifications; (ii) sworn statements, including the names, addresses and copies of contracts for all contractors;
(iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration. Tenant agrees to reimburse Landlord for Landlord's actual out-of-pocket costs and fees incurred in reviewing all such items and supervising the alteration. Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration and, if requested by Landlord, shall deposit with Landlord prior to the commencement of the alteration, security for the payment and completion of the alteration in form and amount required by Landlord. Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each alteration shall be performed by union contractors if required by Landlord and in harmony with Landlord's employees, contractors and other tenants. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such alteration at Tenant's sole cost and expense in accordance with the provisions of Section 15 of this Lease.

     B.  Liens. Upon completion of any alteration, Tenant shall promptly furnish
         -----
Landlord with sworn owner's and contractors statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

     10. INSURANCE.

     A.  Tenant's Insurance. Tenant, at its expense, shall maintain at all times
         ------------------
during the Term the following insurance policies: (a) fire insurance, including extended coverage, vandalism, malicious mischief, sprinkler leakage, water damage and all risk coverage and demolition and debris removal, insuring the full replacement cost of all improvements, alterations or additions to the Premises made at Tenant's expense, and all other property owned or used by Tenant and located in the Premises; (b) commercial general liability insurance, including blanket contractual liability insurance, with respect to the Building and the Premises, with limits to be set by Landlord from time to time but in any event not less than $3,000,000 each occurrence combined single limit for bodily injury, sickness or death or for damage to or destruction of property, including loss of use thereof; (c) workers' compensation and occupational disease insurance with Illinois statutory benefits and employers liability insurance with limits of not less than $3,000,000 each accident, each disease and aggregate for disease; and

(d) insurance against such other risks and in such other amounts as Landlord may from time to time require. The form of all such policies and deductibles thereunder shall be subject to Landlord's prior approval. All such policies shall be issued by insurers acceptable to Landlord and licensed to do business in Illinois. The insurance policies shall name Landlord, any mortgage lender (currently Citigroup, Inc.), their respective affiliates, subsidiaries, successors and assigns, the property manager and any other parties designated by Landlord as additional insureds. All policies shall require at least thirty (30) days' prior written notice to Landlord of termination or modification and shall be primary and not contributory. Tenant shall at least ten (10) days prior to the Commencement Date, and within ten (10) days prior to the expiration of each such policy, deliver to Landlord certificates evidencing the foregoing insurance or renewal thereof, as the case may be.

     B.  Mutual Waiver of Subrogation. Landlord and Tenant each agree that
         ----------------------------
neither Landlord nor Tenant (nor their respective successors or assigns) will have any claim against the other for any loss, damage or injury to property which is covered by insurance carried by either party (or, with respect to Tenant, which would have been covered if Tenant had carried the insurance required by this Lease), notwithstanding the negligence of either party in causing the loss. The waiver also applies to each party's directors, officers, employees, shareholders and agents. The waiver does not apply to claims caused by a party's wilful misconduct.

     If despite a party's best efforts it cannot find an insurance company (in the case of Tenant, meeting the requirements of Section 10A) that will allow a waiver at reasonable commercial rates, then it shall give notice to the other party within 30 days after discovering such situation. The other party shall then have 30 days to find an insurance company that will allow the waiver. If the other party cannot find such an insurance company, then both parties shall be released from their obligation to obtain the waiver.

     If an insurance company is found but it will allow the waiver only at rates greater than reasonable commercial rates, then the parties can agree to pay for the waiver under any agreement they can negotiate. If the parties cannot in good faith negotiate an agreement, then both parties shall be released from their obligation to obtain the waiver.

     11. WAIVER AND INDEMNITY.

     A.  Waiver. Tenant releases Landlord, its property manager and their
         ------
respective agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Building or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Building. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices. Without limiting the generality of the foregoing, Tenant waives all claims and rights of recovery against Landlord, its property manager and their respective agents and employees for any loss or damage to any property of Tenant, which loss or damage is insured against, or required to be insured against, by Tenant pursuant to Section 10 above, whether or not such loss or damage is due to the fault or negligence of Landlord, its property manager or their respective agents or employees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect.

     B. Tenant's Indemnity. Tenant agrees to indemnify, defend and hold harmless
        ------------------
Landlord, its property manager and their respective agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees), for injuries to any third parties and damage to or theft or misappropriation or loss of property of third parties occurring in or about the Building and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises (including, without limitation, any alteration by Tenant) or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. Without limiting the foregoing, Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, damages, costs and expenses arising out of the use or storage of hazardous or toxic materials in the Building by Tenant. If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend Landlord or such party in such proceeding at Tenant's sole cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord.

     C. Landlord's Indemnity. Subject to the provisions of Section 25N below,
        --------------------
Landlord agrees to indemnify, defend and hold harmless Tenant and its agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees), for injuries to any third parties and damage to or theft or misappropriation or loss of property of third parties occurring in or about the Building and arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed under this Lease or due to any other negligent act or omission or wilful misconduct of Landlord, its employees, contractors and agents. If any such proceeding is filed against Tenant or any such indemnified party, Landlord agrees to defend Tenant or such party in such proceeding at Landlord's sole cost by legal counsel reasonably satisfactory to Tenant, if requested by Tenant. Notwithstanding anything contained in this Section 11C to the contrary, Landlord shall not be required to indemnify Tenant or its agents and employees from or in respect of any claim or matter which results from the negligence or wilful misconduct of Tenant or its agents and employees.

     12. FIRE AND CASUALTY. Upon a fire or other casualty affecting the Building, Landlord, with reasonable diligence, shall restore the Building. Notwithstanding the foregoing, if all or a substantial part of the Premises or the Building is rendered untenantable by reason of fire or other casualty, Landlord may, at its option, either restore the Premises and the Building, or terminate this Lease effective as of the date of such fire or other casualty. Landlord agrees to give Tenant written notice within 60 days after the occurrence of any such fire or other casualty designating whether Landlord elects to so restore or terminate this Lease. If Landlord elects to terminate this Lease, Rent shall be paid through and apportioned as of the date of such fire or other casualty. If Landlord elects to restore, Landlord's obligation to restore the Premises shall be limited to restoring those improvements in the Premises existing as of the date of such fire or other casualty which were made at Landlord's expense and shall exclude any furniture, equipment, fixtures, additions, alterations or improvements in or to the Premises which were made at Tenant's expense. If Landlord elects to restore, Rent shall abate for that part of the Premises which is untenantable on a per diem basis from the date of such fire or other casualty until Landlord has substantially completed its repair and restoration work, provided that Tenant does not occupy such part of the Premises during said period. Notwithstanding anything contained in this Section 12 to the contrary, within 60 days after the date of any fire or other casualty which renders all or a substantial part of the Premises or the Building untenantable, Landlord shall provide to Tenant in writing Landlord's good faith estimate of the time required by Landlord to restore the Premises. If Landlord's good faith estimate of the time required to restore the Premises exceeds 270 days from the date of such fire or casualty, then Tenant shall have the right, exercisable by written notice to Landlord within 15 days after delivery of Landlord's good faith estimate, to terminate this Lease as of the date of such fire or other casualty. Notwithstanding the foregoing, Tenant shall have no right to terminate this Lease if the fire or other casualty was caused, in whole or in part, by the negligence or intentional misconduct of Tenant or Tenant's agents, employees, contractors, invitees, subtenants or assigns.

     13. CONDEMNATION. If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within 30 days after such condemnation, in which event this Lease shall terminate effective as of the date which is the day immediately preceding the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of such termination date. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority. Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business.

     14. ASSIGNMENT AND SUBLETTING.

     A.  Landlord's Consent. Tenant shall not, without the prior written consent
         ------------------
of Landlord (which consent, with respect to a proposed assignment or sublease, shall not be unreasonably withheld as provided in Section 14.B): (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant and the transfer of all or any general partnership interest in any partnership Tenant shall be considered a Transfer. If Tenant is a general or limited partnership (or is comprised of two or more persons or entities), the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership or (iii) any other entity which possesses the characteristics of limited liability shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord's sole discretion. Any such change or conversion without Landlord's consent shall not release the individuals or entities comprising Tenant from personal liability hereunder. Notwithstanding anything contained in this Section 14A to the contrary, provided Tenant is not then Default under this Lease, Tenant shall have the right to assign this Lease or sublease the Premises, or any part thereof, to an "Affiliate" (as defined below) without the prior written consent of Landlord (and without Landlord having the right to receive any share of the excess consideration or to recapture the applicable part of the Premises, as otherwise provided in Sections 14.B and 14.C, respectively), but only upon at least 10 days prior written notice to Landlord and subject to all of the other provisions of this Lease, specifically including, without limitation, the continuation of liability of Tenant under this Lease. Upon an assignment of this Lease to an Affiliate, the Affiliate shall assume the obligations of the tenant under this Lease from and after the effective date of such assignment pursuant to a written assumption agreement executed and delivered to Landlord prior to the effective date of such assignment. "Affiliate" shall mean any corporation or other entity controlling, controlled by or under the common control with Tenant or the surviving entity formed as a result of a merger or consolidation with Tenant. The word "control", as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through ownership of more than 50% of the voting securities in such controlled entity. Nothing contained in this Section 14A shall permit an assignment of this Lease or the subleasing of the Premises to any Affiliate that is disreputable, non-creditworthy or otherwise not in keeping with the nature or class of tenants in the Building, as reasonably determined by Landlord. Notwithstanding anything contained in this Section 14A to the contrary, provided Tenant is not then Default under this Lease, Tenant shall have the right to assign this Lease or sublease the Premises, or any part thereof, to an "Affiliate" (as defined below) without the prior written consent of Landlord, but only upon at least 10 days prior written notice to Landlord and subject to all of the other provisions of this Lease, specifically including, without limitation, the continuation of liability of Tenant under this Lease. Upon an assignment of this Lease to an Affiliate, the Affiliate shall assume the obligations of the tenant under this

Lease from and after the effective date of such assignment pursuant to a written assumption agreement executed and delivered to Landlord prior to the effective date of such assignment. "Affiliate" shall mean any corporation or other entity controlling, controlled by or under the common control with Tenant or the surviving entity formed as a result of a merger or consolidation with Tenant. The word "control", as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through ownership of more than 50% of the voting securities in such controlled entity. Nothing contained in this Section 14A shall permit an assignment of this Lease or the subleasing of the Premises to any Affiliate that is disreputable, non-creditworthy or otherwise not in keeping with the nature or class of tenants in the Building, as reasonably determined by Landlord.

     B. Standards for Consent. If Tenant desires the consent of Landlord to a
        ---------------------
Transfer, Tenant shall submit to Landlord, at least 30 days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 14C, Landlord shall not unreasonably withhold its consent to any assignment or sublease. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the purpose for which the transferee intends to use the Premises or portion thereof is in violation of the terms of this Lease or the lease of any other tenant in the Building; (iv) the transferee is a tenant of the Building (unless Landlord does not then itself have suitable space available for leasing to the proposed transferee); or (v) any other bases which Landlord reasonably deems appropriate. If Landlord consents to any Transfer, Tenant shall pay to Landlord one-half of all rent and other consideration received by Tenant in excess of the Rent paid by Tenant to Landlord hereunder for the portion of the Premises so transferred. Such rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord any reasonable attorneys' fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer (which shall not exceed $500, provided the Transfer is a typical sublease or assignment transaction). If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor, shall be to seek specific performance of Landlord's obligation to consent to such Transfer.

     C. Recapture. If Tenant proposes to (i) assign this Lease or sublet more
        ---------
than 33% of the Premises, (ii) sublet any part of the Premises for more than five years or (iii) extend or renew any existing sublease of any part of the Premises or sublet any part of the Premises that has previously been sublet such that the applicable part of the Premises will have been sublet (by one or more parties) for more than five years, then Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by the Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within 30 days after the date on which Tenant has furnished to Landlord all of the items required under Section 14B above. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed Transfer, or (ii) 60 days after the date of Landlord's notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof.

     15. SURRENDER. Upon termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty excepted. If Landlord requires Tenant to remove any alterations pursuant to Section 9, then such removal shall be done in a good and workmanlike manner; and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations. If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises; and Tenant shall pay the reasonable cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to the termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant; or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, without notice to Tenant and without obligation to compensate Tenant.

     16. DEFAULTS AND REMEDIES.

     A.  Default. The occurrence of any of the following shall constitute a
         -------
default (a "Default") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due (and, only with respect to the first two of such defaults within any 12 month period, such default shall continue for five days after written notice to Tenant); (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within 30 days (or immediately if the failure involves a hazardous condition) after notice from Landlord; (iii) the leasehold interest of Tenant is levied upon or attached under process of law;
(iv) Tenant or any guarantor of this Lease dies or dissolves; or (v) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within 30 days after filing.


     B.  Right of Re-Entry. Upon the occurrence of a Default, Landlord may elect
         -----------------
to terminate this Lease, or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

     C. Reletting. If Landlord terminates Tenant's right to possession of the
        ---------
Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the reasonable costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration and other expenses incurred to secure a new tenant for the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

     D. Termination of Lease. If Landlord terminates this Lease, Landlord may
        --------------------
recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's estimate of the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord's estimate of the aggregate expenses of reletting the Premises, exceeds Landlord's estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant), both discounted to present value at the rate of 5% per annum.

     E. Other Remedies. Landlord may but shall not be obligated to perform any
        --------------
obligation of Tenant under this Lease; and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

     F. Bankruptcy. If Tenant becomes bankrupt, the bankruptcy trustee shall not
        ----------
have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code; and Landlord expressly reserves all of its rights, claims, and remedies thereunder.

     G. Waiver of Trial by Jury. Landlord and Tenant waive trial by jury in the
        -----------------------
event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

     H.  Venue. If either Landlord or Tenant desires to bring an action against
         -----
the other in connection with this Lease, such action shall be brought in the federal or state courts located in Chicago, Illinois. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

     17. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall pay Rent during such holding over at double the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession (provided that except for a termination pursuant to Section 27, during the first 90 days of such holding over, the Rent shall instead be 150% of the rate in effect immediately preceding such holding over). Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant's holding over. The provisions of this Section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

     18. SECURITY DEPOSIT.

     A.  Security Deposit. At the time of signing this Lease, Tenant shall
         ----------------
deposit with Landlord an unconditional, irrevocable letter of credit in Landlord's favor in the amount set forth in Item 5 of the Schedule (the "LOC"), which LOC shall be freely assignable by Landlord, issued by a "Qualified Issuer" approved by Landlord, drawable in Chicago, Illinois and in the form of the letter of credit attached hereto as Exhibit G, which deposit is to be retained by Landlord as security for the faithful performance and observance by Tenant of the covenants, agreements and conditions of this Lease. The LOC and any proceeds drawn thereunder or any other cash or security deposited by Tenant with Landlord under this Lease are hereinafter collectively called the "Security Deposit." If and to the extent permitted by applicable law, (a) Tenant shall not be entitled to any interest on the Security Deposit, (b) Landlord shall not be obligated to hold the Security Deposit in trust or in a separate account, and (c) Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent payable hereunder as to which Tenant is in Default or to the extent required for the reimbursement to Landlord of any sum which Landlord may expend or may be required to expend by reason of any Default. Upon notice by Landlord of Landlord's application of all or any portion of the Security Deposit as aforesaid, Tenant shall replenish the Security Deposit in full by promptly paying to Landlord in cash the amount so applied. If Tenant shall fully and faithfully comply with all of the covenants, agreements and conditions of this Lease, the Security Deposit (or balance thereof) shall be returned to Tenant after the date fixed as the expiration of the Term and surrender of the Premises to Landlord. If the Building is sold to a bona fide purchaser,

Landlord shall have the right to transfer the Security Deposit to such purchaser, by which transfer Landlord shall be released from all liability for the return thereof, and Tenant shall look solely to the new landlord for the return thereof. Landlord shall promptly respond to Tenant's request at the time of such transfer concerning the status of the Security Deposit.

     B.  Replacement Letter of Credit. Tenant shall deposit with Landlord not
         ----------------------------
later than 60 days prior to the expiration date of the original LOC deposited by Tenant hereunder (and not later than 60 days prior to the expiration date of each replacement LOC deposited by Tenant hereunder), a replacement LOC in form, content and amount identical to the original LOC and issued by a "Qualified Issuer" approved by Landlord. If Tenant fails to timely deposit any such replacement LOC with Landlord and such failure continues for 10 days after written notice to Tenant (and which failure is not subject to any notice and cure period under Section 16), then Landlord may draw the entire proceeds of the LOC then on deposit with Landlord and the proceeds so drawn shall constitute and comprise part of the Security Deposit and may be held, transferred and applied by Landlord in accordance with the provisions of this Section 18.

     C.  Qualified Issuer. For purposes of this Lease, "Qualified Issuer" means
         ----------------
any commercial bank which, at the particular time its status as a Qualified Issuer is relevant hereunder, has total assets of at least U.S. $500 million and has an overall financial rating of "B" or better from the Lace Company (and the Lace Company has not given notice that such bank is on its "watch list" or that its rating is under reconsideration or reevaluation). If at any time after issuance of the LOC (or any replacement LOC), the issuing bank fails to be a Qualified Issuer or is not otherwise financially sound in Landlord's sole judgment, the LOC or replacement LOC, as the case may be, upon written notice from Landlord to Tenant, shall be immediately reissued by a Qualified Issuer approved by Landlord, which reissuance shall be in accordance with the provisions of this Lease.

     19. [Intentionally Deleted).

     20. ESTOPPEL CERTIFICATES. Tenant agrees that, from time to time upon not less than 15 days' prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); and (vi) such additional matters as may be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within 15 days after request, such failure shall constitute a Default hereunder (without the necessity for the delivery of any additional notice as otherwise required pursuant to Section 16).

     21. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (a) any present or future ground, underlying or operating lease of the Building, and all amendments, renewals and modifications to any such lease, and (b) the lien of any present or future mortgage or deed of trust encumbering fee title to the Building and/or the leasehold estate under any such lease. If any such mortgage or deed of trust be foreclosed, or if any such lease be terminated, upon request of the mortgagee, beneficiary or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, beneficiary, lessor or purchaser at foreclosure, as the case may be, to execute such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment on the form customarily used by such party or, at such party's election, on the form attached hereto as Exhibit E. Notwithstanding the foregoing to the contrary, any such mortgagee, beneficiary or lessor may elect to give the rights and interests of Tenant under this Lease (excluding rights in and to insurance proceeds and condemnation awards) priority over the lien of its mortgage or deed of trust or the estate of its lease, as the case may be. In the event of such election and upon the mortgagee, beneficiary or lessor notifying Tenant of such election, the rights and interests of Tenant shall be deemed superior to and to have priority over the lien of said mortgage or deed of trust or the estate of such lease, as the case may be, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or lease. In such event, Tenant shall execute and deliver whatever instruments may be required by such mortgagee, beneficiary or lessor to confirm such superiority on the form customarily used by such party. If Tenant fails to execute any instrument required to be executed by Tenant under this Section 21 within 15 days after request, Tenant irrevocably appoints Landlord as its attorney-in-fact, in Tenant's name, to execute such instrument. Notwithstanding anything in this Section 21 to the contrary, Landlord agrees to use reasonable efforts to procure a non-disturbance agreement from any present and future first mortgagee or ground lessor of the Building on such mortgagee's or ground lessor's customary form. Tenant understands that Landlord shall not be responsible to expend any funds in order to procure such non-disturbance agreement and Tenant's obligations under this Lease shall not be conditioned upon Landlord's obtaining such non-disturbance agreement and Tenant's sole and exclusive remedy for Landlord's failure to use such efforts shall be a claim for actual damages directly caused as a result of such breach (excluding any indirect, consequential or punitive damages), which damages shall not exceed the amount of Rent payable under this Lease from and after the date of said Landlord's default, and in no event shall Tenant be entitled to terminate this Lease or to any abatement of Rent as a result of such breach.

     22. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant.

     23. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in Item 9 of the Schedule (the "Broker") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including, attorneys' fees) arising from either (i) a claim for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease, or (ii) a claim of, or right to, lien under the statutes of Illinois relating to real estate broker liens with respect to any such broker retained by Tenant. Landlord agrees to pay the Broker a commission in accordance with the separate agreement between Landlord and the Brokers described in Item 10 of the Schedule.

     24. NOTICES. Except as otherwise expressly provided herein, all notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord at the address set forth above and to Tenant at the following addresses:

             Stacy Cannon, Esq.
             Vice President and General Counsel
             Global Knowledge Network, Inc.
             One Van De Graff Drive
             Burlington, MA 01803

             With a copy to:

             Mr. Rick Gregory
             Global Knowledge Network, Inc.
             One Van De Graff Drive
             Burlington, MA 01803


or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt, two business days after posting in the United States mail or the first business day after delivery to the courier service.

     25. MISCELLANEOUS.

     A.  Successors and Assigns. Subject to Section 14 of this Lease, each
         ----------------------
provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties.

     B. Entire Agreement. This Lease, and the riders and exhibits, if any,
        ----------------
attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

     C. Time of Essence. Time is of the essence of this Lease and each and all
        ---------------
of its provisions.

     D. Execution and Delivery. Submission of this instrument for examination or
        ----------------------
signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for 15 days after such delivery.

     E. Severability. The invalidity or unenforceability of any provision of
        ------------
this Lease shall not affect or impair any other provisions.

     F. Governing Law. This Lease shall be governed by and construed in
        -------------
accordance with the laws of the State in which the Premises are located.

     G. Attorneys' Fees. Tenant shall pay to Landlord all costs and expenses,
        ---------------
including reasonable attorneys fees, incurred by Landlord in connection with any action between Landlord and Tenant arising out of this Lease or incurred by Landlord as a result of any litigation to which Landlord becomes a party as a result of this Lease.

     H. Delay in Possession. In no event shall Landlord be liable to Tenant if
        -------------------
Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date for causes outside Landlord's reasonable control.

     I. Joint and Several Liability. If Tenant is comprised of more than one
        ---------------------------
party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

     J. Force Majeure. Landlord shall not be in default hereunder and Tenant
        -------------
shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord's reasonable control.

     K. Captions. The headings and titles in this Lease are for convenience only
        --------
and shall have no effect upon the construction or interpretation of this Lease.

     L.  No Waiver. No receipt of money by Landlord from Tenant after
         ---------
termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

     M.  No Recording. Tenant shall not record this Lease or a memorandum of
         ------------
this Lease in any official records.

     N.  Limitation of Liability. Any liability of Landlord under this Lease
         -----------------------
shall be limited solely to its equity interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

     26. PARKING. Landlord agrees to furnish to Tenant, at no additional charge, 88 unreserved, unassigned parking spaces in the Building's parking lot (which is four parking spaces per 1,000 rentable square feet of the Premises), for so long as this Lease is in full force and effect and Tenant is not in Default under this Lease. If the rentable area of the Premises is reduced below the amount stated in Item 1B of the Schedule for any reason, then the number of Tenant's parking spaces shall be reduced proportionately. Tenant shall not allow its employees or invitees to use more parking spaces than the number furnished to Tenant pursuant to this Section 26. If Tenant needs additional parking for its employees and invitees at the Premises, Tenant must make arrangements for such parking outside the Windy Point of Schaumburg project. Landlord may designate parking spaces in the parking lots as "reserved" and Tenant shall not allow its employees or invitees to use such reserved spaces. Tenant's use of all parking spaces is subject to all applicable codes, ordinances, laws, regulations and statutes and reasonable rules and regulations promulgated from time to time by Landlord, as well as the restrictions set forth in the recorded Declaration of Covenants, Conditions, Restrictions, Reciprocal Rights and Easements encumbering the project.

     27. LANDLORD'S TERMINATION OPTION.

     A.  Termination Option. Landlord shall have an option (the "Termination
         ------------------
Option") to terminate this Lease effective as of December 31, 2005 (the "Termination Date"). The Termination Option is granted subject to the following terms and conditions:

         (i) Landlord gives Tenant written notice of Landlord's election to exercise the Termination Option not later than April 30, 2005; and

         (ii) Landlord pays to Tenant, within 30 days after Tenant vacates the Premises (provided Tenant is not then in Default), a cash lease termination fee (the "Fee") in an amount equal to the product of (x) $10.00 multiplied by (y) the rentable area of the Premises (in rentable square feet) as of the Termination Date.

     B.   Terms. If Landlord exercises the Termination Option (1) all Rent
          -----
payable under this Lease shall be paid through and apportioned as of the Termination Date, (2) neither party shall have any rights, estates, liabilities or obligations under this Lease for the period accruing after the Termination Date, except those which, by the provisions of this Lease, are intended to survive the expiration or termination of the Term of this Lease, and (3) Landlord and Tenant shall enter into a written agreement reflecting the termination of this Lease upon the terms provided for herein, which agreement shall be executed within 30 days after Landlord exercises the Termination Option.

     28.  RENEWAL OPTION.

     A.   Renewal Option. Tenant shall have an option (the "Renewal Option") to
          --------------
renew the Term with respect to all (but not less than all) of the Premises demised under or pursuant to this Lease as of the expiration date of the initial Term, for one additional term (the "Renewal Term") of five years, upon the following terms and conditions:

          (i) Tenant gives Landlord written notice of Tenant's election to exercise the Renewal Option not later than nine months prior to the expiration date of the initial Term;

          (ii) Tenant submits current financial statements of Tenant to Landlord concurrently with Tenant's notice exercising the Renewal Option and such financial statements are reasonably satisfactory to Landlord; and

          (iii) Tenant is not in Default under this Lease, either on the date Tenant exercises the Renewal Option or on the expiration date of the initial Term, and this Lease is in full force and effect on the date on which Tenant exercises the Renewal Option and on the proposed commencement date of the Renewal Term.

     B.   Terms. If Tenant timely and properly exercises the Renewal Option:
          -----

          (i) The Rent payable for the Renewal Term shall be equal to the "market rate of rent" that Landlord reasonably anticipates will be in effect at the commencement of the Renewal Term. Upon Tenant's written request given to Landlord not later than 11 months prior to the expiration date of the initial Term, Landlord shall give Tenant written notice setting forth the market rate of rent not later than 10 months prior to the expiration date of the initial Term (if Tenant fails to timely request such market rate in advance, then Landlord shall give Tenant written notice setting forth the market rate of rent prior to the commencement date of the Renewal Term). "Market rate of rent" shall mean the greater of (i) the then-escalated rate of Rent for the Premises as of the last year of the initial Term (the "Existing Rental Rate") and (ii) the prevailing market rental rate that a willing, comparable property would accept, in an arm's length transaction, as of the commencement of the Renewal Term, for comparable premises, taking into account the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the type of escalation clause, the extent of the tenant's liability under the lease, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, the brokerage commission which would be payable by the landlord in similar transactions, the length of the lease term, improvement costs borne by the landlord, allowances and other concessions to the tenant, and the size and location of the premises being leased. The Base Rent payable during the Renewal Term shall be subject to adjustment during the Renewal Term as provided in Landlord's written notice setting forth the market rate of rent (or, if the market rate of rent is the Existing Rental Rate, the Base Rent shall increase by 3% per annum during each year of the Renewal Term, commencing with the first day of the second year of the Renewal
     Term). There shall be no abatement of Base Rent or Adjustment Rent for the Premises during the Renewal Term, except as may be specifically provided in Landlord's written notice setting forth the market rate of rent.

          (ii) Tenant shall have no further options to renew the Term of this Lease beyond the expiration date of the Renewal Term.

          (iii) Landlord shall not be obligated to perform any leasehold improvement work in the Premises or give Tenant any allowance for any such work or any other purposes during or for the Renewal Term, except as to any allowance which may be specifically provided in Landlord's written notice setting forth the market rate of rent.

          (iv) Except for the rate of Rent and except as otherwise provided herein, all of the terms and provisions of this Lease shall remain the same and in full force and effect during the Renewal Term.

     C.   Amendment. If Tenant exercises the Renewal Option, Landlord and Tenant
          ---------
shall execute and deliver an amendment to this Lease reflecting the lease of the Premises by Landlord to Tenant for the Renewal Term on the terms provided above, which amendment shall be executed and delivered within 30 days after Tenant exercises the Renewal Option.

     D.   Termination. The Renewal Option shall automatically terminate and
          -----------
become null and void upon the earlier to occur of (1) the expiration or termination of this Lease, (2) the termination of Tenant's right to possession of all or any part of the Premises, (3) the assignment of this Lease by Tenant, in whole or in part (other than to an Affiliate in accordance with Section 14.A), (4) the sublease by Tenant of all or any part of the Premises (other than to an Affiliate in accordance with Section 14.A), (5) the recapture by Landlord of all or any part of the Premises pursuant to Section 14C hereof, or (6) the failure of Tenant to timely or properly exercise the Renewal Option.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:                                       TENANT:
--------                                        ------

WINDY POINT OF SCHAUMBURG                       GLOBAL KNOWLEDGE NETWORK,
L.L.C., a Delaware limited                      INC., a Delaware corporation
liability company

By:  FRC WINDY POINT L.L.C., an
     Illinois limited liability                 By: /s/ Bruce J. Ryan
                                                    ---------------------------
     company, its managing member               Title: Vice President & CFO
                                                       ------------------------

     By: /s/ Steven D. Fifield
         ---------------------------
     Title:_________________________

                           (Landlord's Acknowledgment)

STATE OF ILLINOIS  )
                   ) SS.
COUNTY OF COOK     )


     On this 10th day of January, 2000, before me appeared Steven D. Fifield, to me personally known, who being by me duly sworn, did say that he/she is the Managing Member of FRC WINDY POINT, L.L.C., an Illinois limited liability company ("Manager") and managing member of WINDY POINT OF SCHAUMBURG L.L.C., a Delaware limited liability company ("Owner"), the company that executed the within and foregoing instrument and that said instrument was signed and sealed in behalf of said Manager and Owner, and said Steven D. Fifield acknowledged said instrument to be the free act and deed of said Manager and Owner.



[SEAL]

                                                   /s/ Kathryn A. Hutcheson
                                                  ------------------------------
                                                            NOTARY PUBLIC

                        (Tenant Corporate Acknowledgment)


STATE OF MASS        )
                     )  SS.
COUNTY OF MIDDLESEX  )


     On this 22 day of December, 1999, before me appeared Bruce J. Ryan, to me personally known, who being by me duly sworn, did say that (he) is the VP & CFO of GLOBAL KNOWLEDGE NETWORK, INC., a Delaware corporation, the corporation that executed the within and foregoing instrument and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and that the seal affixed is the corporate seal of said corporation and said Bruce J. Ryan acknowledged said instrument to be the free act and deed of said corporation.


                                                    /s/ Karen K. Gemmato
                                                 ------------------------------
                                                           NOTARY PUBLIC


                                                 KAREN K. GEMMATO, Notary Public
                                                       My Commission Expires
                                                          June 18, 2005

                                   EXHIBIT A

                                  [FLOOR PLAN]